Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of EON Resources Inc. for the year ended December 31, 2024.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

December 18, 2025